Exhibit 1.01

SOUTHWESTERN PUBLIC SERVICE COMPANY
(a New Mexico corporation)
UNDERWRITING AGREEMENT
$450,000,000 3.70% First Mortgage Bonds, Series No. 5 due 2047
August 2, 2017

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114

Mizuho Securities USA LLC
320 Park Avenue
New York, New York 10022
U.S. Bancorp Investments, Inc.
214 North Tryon Street, 26th Floor
EX-NC-WSTC
Charlotte, North Carolina 28202

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

As Underwriters

Ladies and Gentlemen:
Southwestern Public Service Company, a New Mexico corporation (the “Company”), proposes to sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $450,000,000 principal amount of the Company’s 3.70% First Mortgage Bonds, Series No. 5 due August 15, 2047 (the “Bonds”) to be issued under its Indenture, dated as of August 1, 2011, from the Company to U.S. Bank National Association, as trustee (the “Trustee”), as previously amended and supplemented and as to be amended and supplemented by a supplemental indenture relating to the Bonds (such Indenture as so amended and supplemented being hereinafter referred to as the “Indenture”).
1.Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:
(a)    The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Act, including a prospectus, for the registration under the Act of the Bonds, which registration statement initially became effective not earlier than three years prior to the date hereof. Such registration statement (File No. 333-203664-03) and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. As used in this Agreement:
(i)    “Applicable Time” means 2:20 p.m., New York City time, on the date of this Agreement;
(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Bonds became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder;
(iii)    “Final Term Sheet” means the final term sheet relating to the Bonds and prepared and filed pursuant to Section 4(a) hereof;
(iv)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act), including the Final Term Sheet, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Bonds;
(v)    “Preliminary Prospectus” means any preliminary form of prospectus supplement relating to the Bonds (together with the base prospectus of the Company in the form in which it appears in the Registration Statement) which has heretofore been or is required to be filed by the Company pursuant to Rule 424 under the Act and used prior to the filing of the Prospectus;
(vi)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, plus the pricing terms of the offering of the Bonds and the terms and conditions of the Bonds specified in the Final Term Sheet;
(vii)    “Prospectus” means the base prospectus of the Company in the form in which it appears in the Registration Statement together with the final prospectus supplement relating to the Bonds, in the form in which it shall be filed by the Company with the Commission pursuant to Rule 424 under the Act (including the base prospectus as so supplemented); and
(viii)    “Registration Statement” means, collectively, the various parts of such registration statement of the Company, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus, any prospectus supplement relating to the Bonds that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, and all exhibits to such registration statement.

Any reference herein to the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement and, if the Company files any documents pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Prospectus and the term “Prospectus” shall refer also to said Prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).
(b)    As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Bonds, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.
(c)    No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company.
(d)    The Registration Statement, on the Effective Date, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder and did not and will not, as of the Effective Date, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, as of the date of the Prospectus and as of the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information so furnished consists of the information described in Section 10(g) hereof. Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.
(e)    The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement or any further amendment or supplement to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use in the Pricing Disclosure Package, it being understood and agreed that the only such information so furnished consists of the information described in Section 10(g) hereof.
(g)    Prior to the execution of this Agreement, the Company has not made and will not make (other than the Final Term Sheet) any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus without the prior consent of the Underwriters; the Final Term Sheet and any such Issuer Free Writing Prospectus the use of which have been consented to by the Company and the Underwriters are listed on Schedule II hereto; the Company has complied and will comply with the requirements of Rule 433 under the Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Bonds are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, any Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with the information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information so furnished consists of the information described in Section 10(g) hereof.
(h)    The financial statements of the Company filed as a part of or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company as of the dates indicated and the results of its operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.
(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico; and the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair the title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company (a “Material Adverse Effect”).
(j)    The Company has no subsidiaries that would be deemed “significant subsidiaries” under Regulation S-X under the Exchange Act.
(k)    Since the most recent dates as of which information is given in the Pricing Disclosure Package and the Prospectus there has been no material adverse change in the condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.
(l)    The execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Bonds, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, and compliance with the terms and provisions of this Agreement, the Bonds and the Indenture did not and will not (i) conflict with, or result in the breach of, any of the terms, provisions or conditions of the Amended and Restated Articles of Incorporation or By-Laws of the Company, or (ii) conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which its properties are subject or (iii) result in the violation of any law, statute, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties except, in the case of clauses (ii) or (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(m)    The Bonds have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting enforcement of creditors’ rights and general equitable principles, and will be entitled to the benefits of the Indenture.
(n)    The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles.
(o)    This Agreement has been duly authorized, executed and delivered by the Company.
(p)    The issuance and sale of the Bonds have been approved by an order of the New Mexico Public Regulation Commission (the “NMPRC”) and such order is final and in full force and effect on the date hereof; no other approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at the Closing Date, necessary in connection with the issuance and sale of the Bonds pursuant to this Agreement or the execution, delivery and performance of this Agreement and the Indenture, other than such approvals that have been obtained under the Act and the Trust Indenture Act and approvals that may be required under state securities laws or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(q)    To the extent it is not Excepted Property (as defined in the Indenture), the Company has good title to all real and fixed property it owns and title to all personal property owned by it (except, in each case, such properties as have been released from the lien thereof in accordance with the terms thereof), subject only to Permitted Liens (as defined in the Indenture), the lien of the Indenture as to parts of the Company’s property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of such property in the usual course of its business, certain minor defects in titles which are not material, and defects in titles to certain properties which are not essential to the Company’s business or which will not have a Material Adverse Effect on the Company.
(r)    Other than as set forth or contemplated in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company is a party which would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, there are no proceedings that are threatened or contemplated by governmental authorities or threatened by others that are required to be described in the most recent Preliminary Prospectus which are not described as required.
2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of 98.550% of the principal amount thereof, plus accrued interest, if any, from August 9, 2017 to the Closing Date hereunder, the principal amount of the Bonds set forth opposite the name of such Underwriter in Schedule I hereto.
The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3.    Delivery and Payment. Delivery of and payment for the Bonds shall be made at 9:30 a.m., New York City time, on August 9, 2017, at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South 7th Street, Minneapolis, Minnesota 55402 (the “Closing Location”), which date and time may be postponed by agreement between the Underwriters and the Company (such date and time being herein called the “Closing Date”). Delivery of the Bonds shall be made to Mizuho Securities USA LLC for the respective accounts of the several Underwriters against payment by the several Underwriters through Mizuho Securities USA LLC of the purchase price thereof to or upon the order of the Company in federal (same day) funds to the account specified by the Company to Mizuho Securities USA LLC by causing The Depository Trust Company (“DTC”) to credit the Bonds to the account of Mizuho Securities USA LLC at DTC. The Bonds will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Bonds in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Bonds delivered in temporary form will be exchangeable without charge for Bonds in definitive form. The Bonds will be registered in the name of Cede & Co., as nominee of DTC and will be made available to the Underwriters for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.
4.    Agreements of the Company. The Company agrees with the several Underwriters that:

(a)    The Company will cause the Prospectus, in a form approved by the Underwriters, to be filed pursuant to Rule 424(b) under the Act and will notify the Underwriters promptly of such filing. The Company will prepare the Final Term Sheet, containing solely a description of the terms of the Bonds and of the offering, and will file such Final Term Sheet pursuant to Rule 433(d) under the Act, and will notify the Underwriters promptly of such filing. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will promptly advise the Underwriters (i) when any amendment to the Registration Statement has been filed or shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed and shall furnish the Underwriters with copies thereof, (iii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (v) of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, (vi) of the initiation or threatening of any proceeding or examination for any such purpose, and (vii) of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will not file (i) any amendment to the Registration Statement or supplement to the Prospectus (excluding documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object or (ii) any document that would be deemed to be incorporated by reference into the Prospectus without delivering to the Underwriters a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Underwriters as to any comments which the Underwriters make in a timely manner with respect to such document. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Bonds. Following the Closing Date and, for as long as a prospectus relating to the Bonds is required to be delivered under the Act, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such order. In the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Bonds by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).
(b)    If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission and furnish to the Underwriters a reasonable number of copies thereof, or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.
(c)    The Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus filed pursuant to Rule 424(b) under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).
(d)    The Company will deliver to the Underwriters conformed copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.
(e)    Other than the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof, without the prior written consent of the Underwriters, the Company has not made and will not make any offer relating to the Bonds that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.
(f)    The Company will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act and will retain as and to the extent required by Rule 433 under the Act all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the rules and regulations under the Act. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the

Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriters and, upon their request, file such document and prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(g)    The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Bonds for sale under the laws of such jurisdictions in the United States as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
(h)    So long as the Bonds are outstanding, the Company will furnish (or cause to be furnished) to each of the Underwriters, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange.
(i)    During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company will not offer, sell, or otherwise dispose of any long-term debt securities of the Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.
(j)    In connection with the offering of the Bonds, until the Underwriters shall have notified the Company of the completion of the sale of the Bonds, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons (i) bid for or purchase for any account in which it or any such affiliate has a beneficial interest in any Bonds or attempt to induce any person to purchase any Bonds or (ii) make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Bonds.
(k)    The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Bonds.
5.    Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Issuer Free Writing Prospectus or any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the

Registration Statement and any press release issued by the Company) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Act, other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) the Final Term Sheet or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.
(b)    It will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433.
(c)    It will notify Mizuho Securities USA LLC when it has completed the sale of the Bonds and Mizuho Securities USA LLC, in turn, will notify the Company when the sale of the Bonds has been completed.
6.    Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, all fees and expenses of the Company’s counsel and accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), any Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein), any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all costs and expenses incurred in connection with “blue sky” qualifications (including all fees and expenses of underwriters’ counsel not to exceed $5,000), all costs and expenses incurred in connection with the rating of the Bonds, all costs and expenses of the printing and distribution of all documents in connection with the offering, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by FINRA. Except as provided in this Section 6 and Sections 9 and 10 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.
7.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject, in the discretion of the Underwriters, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company’s officers on and as of the Closing Date made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all filings

(including, without limitation, the Final Term Sheet) required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.
(b)    The Underwriters shall be furnished with opinion letters, dated the Closing Date, of:
(i)    counsel to the Company, that address substantially the matters set forth in Exhibit A;
(ii)    Faegre Baker Daniels LLP, counsel to the Company, that address substantially the matters set forth in Exhibit B;
(iii)    Brownstein Hyatt Farber Schreck, LLP, counsel to the Company, that address substantially the matters set forth in Exhibit C; and
(iv)    Graves, Dougherty, Hearon & Moody, P.C., counsel to the Company, that address substantially the matters set forth in Exhibit D.
(c)    The Underwriters shall have received from Hunton & Williams LLP, New York, New York, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(d)    The Company shall have furnished to the Underwriters a certificate of the President, Executive Vice President, Senior Vice President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in paragraphs (a) and (h) of this Section 7 and to the further effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that, to the best of his or her knowledge:
(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
(ii)    there has been no material adverse change in the condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business, from that set forth in or contemplated by the Registration Statement, the most recent Preliminary Prospectus, or the Prospectus.

(e)    The Underwriters shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated the date of this Agreement and the Closing Date, respectively, and in form and substance satisfactory to the Underwriters) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the financial statements and supplemental schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (A) (1) any material modifications should be made to any unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus for them to be in conformity with generally accepted accounting principles or (2) any unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; and (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus and except as set forth in or contemplated by the Registration Statement, the Pricing Disclosure Package or the Prospectus, there were any adverse changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company, incurrences of long-term debt of the Company as compared to the amounts shown on the most recent balance sheet included or incorporated by reference in the Pricing Disclosure Package or the Prospectus or, as of a specified date, there were any decreases in stockholder’s equity or net current assets of the Company as compared with the amounts shown on the most recent balance sheet included or incorporated by reference in the Pricing Disclosure Package or the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.
(f)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Pricing Disclosure Package.
(g)    Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Bonds or any other debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of the Exchange Act (other than downgrades of debt securities issued by or on behalf of governmental entities for the benefit of the Company solely as a result of downgrades of ratings of any third parties insuring such debt securities) and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Bonds or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading and other than with respect to debt securities issued by or on behalf of governmental entities for the benefit of the Company solely as a result of any such announcement with respect to any third parties insuring such debt securities).
(h)    Since the most recent dates as of which information is given in the Pricing Disclosure Package and the Prospectus there has been no material adverse change in the condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.
(i)    No Underwriter shall have advised the Company that the Registration Statement, Pricing Disclosure Package or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(j)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Bonds; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Bonds.
(k)    All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture and this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Underwriters, and prior to the Closing Date, the Company shall have furnished to the Underwriters such other customary information, certificates and documents as they may reasonably request.
(l)    The Company and Trustee shall have entered into the supplemental indenture relating to the Bonds, and the Underwriters shall have received counterparts, conformed as executed thereof, and the Bonds shall have been duly executed and delivered by the Company and authenticated by the Trustee.
If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone, telegraph or facsimile transmission confirmed in writing, as set forth in Section 14 hereof.
8.    Conditions of Company’s Obligations. The obligations of the Company to sell and deliver the Bonds are subject to the following conditions:
(a)    Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company.
(b)    The order of the NMPRC referred to in Section 1(p) hereof shall be final and in full force and effect.
If any of the conditions specified in this Section 8 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing, as set forth in Section 14 hereof.
9.    Reimbursement of Underwriters’ Expenses. If the sale of the Bonds provided for herein is not consummated because (i) this Agreement is terminated pursuant to Section 12, (ii) any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or (iii) of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, including the reasonable fees and disbursements of counsel for the Underwriters.
10.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus (or amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information identified in Section 10(g) hereof as being provided by the Underwriters.
(c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Bonds and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Bonds. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriter expressly for use therein and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Bonds exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(g)    The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Bonds by the Underwriters set forth in the third, sixth (only the second and third sentences thereof), seventh (only as to themselves in the sixth sentence thereof), eighth and eleventh (only the first sentence thereof) paragraphs in the section entitled “Underwriting; Conflicts of Interest” in the prospectus supplement that is a part of the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
11.    Default by an Underwriter.
(a)    If any Underwriter shall default in its obligation to purchase the Bonds that it has agreed to purchase hereunder (in this Section called the “Unpurchased Bonds”), the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Bonds on the terms contained herein. If within 36 hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Unpurchased Bonds, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Unpurchased Bonds on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Unpurchased Bonds, or the Company notifies such non-defaulting Underwriters that it has so arranged for the purchase of such Unpurchased Bonds, such Underwriters or the Company shall have the right to postpone the Closing Date for such Unpurchased Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Bonds.
(b)    If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Bonds that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Bonds that such Underwriter agreed to purchase hereunder) of the Unpurchased Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Bonds that remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Unpurchased Bonds of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
12.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for all Bonds, if prior to such time (i) trading shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities clearance or settlement services shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.
13.    Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Bonds. The provisions of Sections 6, 9, 10 and 17 hereof shall survive the termination or cancellation of this Agreement.
14.    Notices. All communications hereunder will be in writing and, (i) if sent to the Underwriters, will be mailed, delivered or transmitted and confirmed to them at KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Debt Syndicate, Fax: (216) 689-0976; Mizuho Securities USA LLC, 320 Park Avenue, New York, New York 10022, Attention: Debt Capital Markets Desk, Fax: (212) 205-7812; U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, EX-NC-WSTC, Charlotte, North Carolina 28202, Attention: High Grade Syndicate, Fax: (877) 733-3462; and Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Transaction Management, Fax: (704) 410-0326, or (ii) if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 414 Nicollet Mall, Minneapolis, Minnesota 55401, Attention: Brian J. Van Abel, Vice President and Treasurer, Fax: (612) 215-5311. All communications shall take effect at the time of receipt thereof.
15.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and the affiliates of each Underwriter referred to in Section 10 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Bonds from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
17.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
18.    Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.
19.    Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
20.    Other. Time shall be of the essence for all purposes of this Agreement. As used herein, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.
(remainder of page intentionally blank)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.
Very truly yours,

SOUTHWESTERN PUBLIC SERVICE
COMPANY (a New Mexico corporation)

By:	/s/ Brian J. Van Abel
Name: Brian J. Van Abel
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Eamon McDermott
Name: Eamon McDermott
Title: Director

MIZUHO SECURITIES USA LLC

By:	/s/ W. Scott Trachsel
Name: W. Scott Trachsel
Title: Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Phillip Bennett
Name: Phillip Bennett
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

As Underwriters

SCHEDULE I

Name	Amount

KeyBanc Capital Markets Inc.	$112,500,000
Mizuho Securities USA LLC	112,500,000
U.S. Bancorp Investments, Inc.	112,500,000
Wells Fargo Securities, LLC	112,500,000

Total	$450,000,000

I-1

SCHEDULE II
Final Term Sheet / Issuer Free Writing Prospectus

1.	Free Writing Prospectus, dated the date of the Underwriting Agreement, relating to the Bonds and filed with the Commission pursuant to Rule 433(d) of the Act.

II-1

EXHIBIT A

Matters to be addressed by opinion letter of Company Counsel
1.    Neither the execution, delivery or performance of the Indenture or the Agreement, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets are subject and of which I have Actual Knowledge, or (ii) any United States Federal statute, rule or regulation that is part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company (“Specified U.S. Federal Law”) or, to my Actual Knowledge, any order of any court or of any Federal or state regulatory body or administrative agency or other governmental body that specifically names the Company and is specifically directed to it or any of its properties, except any such breach, violation or default which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business (this opinion being limited in that I express no opinion with respect to any violation or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement as of which I do not have Actual Knowledge or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).
2.    The issuance and sale of the Bonds have been approved by an order of the New Mexico Public Regulation Commission (the “NMPRC”) and such order is final and in full force and effect, subject to a post-issuance informational filing to be made with the NMPRC. No further approval, authorization, consent, certificate or order of, or filing or registration with, any United States Federal governmental body is required under Specified U.S. Federal Law in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement, the Pricing Disclosure Package and the Prospectus.
3.    To my Actual Knowledge, there is no litigation pending against the Company before a court or other adjudicative tribunal required to be described in the Pricing Disclosure Package and the Prospectus that is not described as required.
4.    Each of the Exchange Act Documents (as defined below) that was filed with the Commission prior to the date of this letter at the time of filing complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that in each case no opinion is expressed with respect to the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein.
I, or other attorneys in the Company’s Law Department at my request, have participated in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Registration Statement, the Pricing Disclosure Package and

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the Prospectus includes the documents incorporated in or deemed to be incorporated therein pursuant to Item 12 of Form S-3 under the Act (collectively, such incorporated documents, the “Exchange Act Documents”). From time to time, I, or other attorneys in the Company’s Law Department at my request, have had discussions with certain officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with the Underwriters and with our counsel and with counsel to the Underwriters concerning the information contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the responses to various items in Form S-3. I have not independently verified and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Based solely on my participation (and the participation of other attorneys in the Company’s Law Department at my request) and discussions described above, however, no facts have come to my attention that cause me to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Act), as of August 2, 2017 (which is the date you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of any Bonds), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of 2:20 p.m., New York City time, on August 2, 2017 (which is specified in the Agreement as the “Applicable Time”), included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no view with respect to (a) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein, (b) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts or (c) the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act.
Insofar as matters in such opinion letter are stated to be to such counsel’s “Actual Knowledge” or refer to the state of counsel’s knowledge, “Actual Knowledge” means the conscious awareness of such counsel of facts or other information without any other investigation.

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EXHIBIT B

Matters to be addressed by opinion letter of Faegre Baker Daniels LLP
1.    The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New York law is applicable thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.
2.    To the extent New York law is applicable thereto, the Indenture creates under the Uniform Commercial Code as adopted and in effect in the State of New York (the “New York UCC”) a security interest in favor of the Trustee for the benefit of the holders from time to time of Securities (as defined in the Indenture) properly issued under the Indenture, on all personal property described therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof, and except such properties as are excluded from the application of Article 9 of the New York UCC), to the extent of the Company’s interest in such personal property and to the extent value has been given on behalf of the secured parties.
3.    The Indenture, to the extent New York law is applicable thereto, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, laws affecting the rights of mortgagees and other secured parties generally and state laws affecting the enforcement of certain remedial provisions, provided that such state laws affecting the enforcement of certain remedial provisions will not, in our opinion, render the remedies afforded by the Indenture, to the extent New York law is applicable thereto, inadequate for the practical realization of the benefits of the security afforded thereby, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.
4.    The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New York law is applicable thereto, will be entitled to the benefits and security of the Indenture and will be secured equally and ratably with all other Securities outstanding under the Indenture.
5.    Neither the execution and the delivery of the Agreement, the consummation of the transactions effected by the Agreement and by the Indenture and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a violation of any Generally Applicable U.S. Federal Law, except any such violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business. As used herein, the term “Generally Applicable U.S. Federal Law” means any United States Federal statute, rule or regulation applicable to the Company other than those that are part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company.
6.    No approval, authorization, consent, certificate or order of, or filing or registration with, any United States Federal governmental body is required under Generally Applicable U.S. Federal Law in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement, the Pricing Disclosure Package and the Prospectus, except as may be required under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
7.    The statements contained in the Pricing Disclosure Package and the Prospectus under the captions “Description of the First Mortgage Bonds,” and “Supplemental Description of the First Mortgage Bonds,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents.
8.    The statements contained in the Pricing Disclosure Package and the Prospectus under the captions “Material United States Federal Income Tax Considerations,” to the extent they constitute matters of federal income tax law applicable to the Bonds, are an accurate summary of the matters referred to therein in all material respects.

We have participated in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus includes the documents incorporated in or deemed to be incorporated therein pursuant to Item 12 of Form S-3 under the Securities Act (collectively, the “Exchange Act Documents”). From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with the Underwriters and with counsel to the Underwriters concerning the information contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the responses to various items in Form S-3. Based upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act but excluding the Exchange Act Documents), as of August 2, 2017 which is the date you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of any Bonds (such date, the “Effective Date”), and the Prospectus (excluding the Exchange Act Documents), as of its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, except that we express no view with respect to (a) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (b) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.
We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraphs 7 and 8 above) of the information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Based solely on our participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of 2:20 p.m., New York City time, on August 2, 2017 (which is specified in the Agreement as the “Applicable Time”), included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no view with respect to (a) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (b) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.
The Registration Statement has become effective under the Securities Act, and, to our Actual Knowledge (as defined in Annex A attached hereto), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission. The Indenture has been qualified under the Trust Indenture Act.

EXHIBIT C
Matters to be addressed by opinion letter of Brownstein Hyatt Farber Schreck, LLP
1.    The Company is validly existing as a corporation in good standing under the laws of the state of New Mexico.
2.    The Agreement has been duly authorized, executed and delivered by the Company.
3.    The Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company.
4.    The Bonds have been duly authorized, executed and issued by the Company and when authenticated by Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New Mexico law is applicable thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (v) any judicial determination holding that provisions that waive or vary any statutory, constitutional, common law or equitable rights, or which are deemed to be unreasonable or unconscionable, are unenforceable.
5.    The Company has title to the Significant Fee Properties (except such thereof as may have been sold, exchanged or otherwise disposed of), subject only to the lien of the Indenture and Permitted Liens.
6.    Assuming that the provisions of the Indenture are sufficient to create a valid security interest in favor of Trustee for the benefit of the holders from time to time of Securities properly issued under the Indenture on all Personal Property described therein as subject to the lien thereof and that such security interest has attached, the filings of financing statements under the Uniform Commercial Code as adopted and in effect in the State of New Mexico (the “New Mexico UCC”) made in connection with the Indenture will perfect such security interest to the extent perfection can be accomplished by filings under the New Mexico UCC, subject to no security interests prior to the security interest created by the Indenture other than (i) Permitted Liens and (ii) in the case of any Personal Property that has become a fixture, any lien existing on the land to which such Personal Property was affixed at the time of such affixation and also subject to the provisions of Article Twelve of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government and state and local taxing authorities and the provisions of

(a) NMSA 1978, §3-48-7, which grants priority for costs incurred in a municipality’s removal of refuse, waste, or other unwholesome materials, and (b) NMSA 1978, §69-25B-8, which grants priority back to the date of expenditures for any remediation costs incurred by the Director of the Mining and Minerals Division of the Energy, Minerals and Natural Resources Department to restore, reclaim, abate, control or prevent adverse effects of past mining practices on privately owned land.
7.    The Indenture and the recording of notice thereof in each county in the State of New Mexico identified in the Property Certificate constitute a mortgage lien on all Significant Fee Properties (except such thereof as may have been sold, exchanged or otherwise disposed of) in such county and described in the Indenture as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and also subject to the provisions of Article Twelve of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government, state and local taxing authorities and the provisions of (i) NMSA 1978, §3-48-7, which grants priority for costs incurred in a municipality’s removal of refuse, waste, or other unwholesome materials, and (ii) NMSA 1978, §69-25B-8, which grants priority back to the date of expenditures for any remediation costs incurred by the Director of the Mining and Minerals Division of the Energy, Minerals and Natural Resources Department to restore, reclaim, abate, control or prevent adverse effects of past mining practices on privately owned land.
8.    The Indenture, to the extent New Mexico law is applicable thereto, constitutes a legal, valid and binding mortgage of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, laws affecting the rights of mortgagees and other secured parties generally and state laws affecting the enforcement of certain remedial provisions, provided that such state laws affecting the enforcement of certain remedial provisions, will not, in our opinion, render the remedies afforded by the Indenture, to the extent New Mexico law is applicable thereto, inadequate for the practical realization of the benefits of the security afforded thereby, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (v) any judicial determination holding that provisions that waive or vary any statutory, constitutional, common law or equitable rights, or which are deemed to be unreasonable or unconscionable, are unenforceable.
9.    The Bonds, when authenticated by Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New Mexico law is applicable thereto, will be entitled to the benefits and security of the Indenture and will be secured equally and ratably with all other Securities outstanding under the Indenture.
10.    Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions effected thereby and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a violation of (i) the Amended and Restated Articles of Incorporation or By-Laws, or (ii) any statute, rule or regulation of the State of New Mexico applicable to the Company, except, in the case of clause (ii), any such violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business.
11.    Assuming the issuance and sale of the Bonds have been approved by an order of the New Mexico Public Regulation Commission and such order is final and in full force and effect, no further approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body of the State of New Mexico is required under the laws of the State of New Mexico in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement, the Pricing Disclosure Package and the Prospectus (as such terms are defined in the Underwriting Agreement), except as may be required under state securities or blue sky laws.

EXHIBIT D

Matters to be addressed by opinion letter of Graves, Dougherty, Hearon & Moody, P.C.
1.    The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Texas.
2.    The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent Texas law is applicable thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.
3.    The Company has good title to the Texas Significant Fee Properties (except such thereof as has been sold, exchanged or otherwise disposed of), subject only to the lien of the Indenture and Permitted Liens (as defined in the Indenture).
4.    The Indenture and the recording thereof with the Texas Secretary of State in the Utility Security Instrument Records maintained by it and the filing of the Notices made in connection therewith with each county identified in the Company’s Certificates constitute a mortgage lien on all real property owned of record by the Company in such county and described in the Indenture as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and also subject to the provisions of Article Twelve of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal and state and local taxing authorities.
5.    To the extent Texas law is applicable thereto, the Indenture constitutes a legal, valid and binding mortgage of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, laws affecting the rights of mortgagees and other secured parties generally and state laws affecting the enforcement of certain remedial provisions, provided that such state laws affecting the enforcement of certain remedial provisions, will not, in our opinion, render the remedies afforded by the Indenture, to the extent Texas law is applicable thereto, inadequate

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for the practical realization of the benefits of the security afforded thereby, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.
6.    The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent Texas law is applicable thereto, will be entitled to the benefits and security of the Indenture and will be secured equally and ratably with all other Securities outstanding under the Indenture.
7.    Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions effected thereby and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a violation of any statute, rule or regulation of the State of Texas applicable to the Company, except any such violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business.
8.    No approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body of the State of Texas is required under the laws of the State of Texas in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement, the Pricing Disclosure Package and the Prospectus.

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